EXHIBIT 10.1

SECOND AMENDMENT

TO THE

EDIBLE GARDEN AG INCORPORATED

2022 EQUITY INCENTIVE PLAN

The Edible Garden AG Incorporated 2022 Equity Incentive Plan (the “Plan”) is hereby amended as follows, effective August 21, 2024:

1. Section 5.1(a) of the Plan is hereby amended and restated in its entirety to provide as follows:

“(a) Available Shares. Subject to adjustment as provided in Section 11, the maximum number of shares of Common Stock reserved and available for grant and issuance pursuant to the Plan as of the Effective Date will be 667,500.”

2. Section 6.10 of the Plan is hereby amended to insert the following after the first sentence:

“Awards (and any shares of Common Stock or other amounts payable or paid under the Plan) are subject to reduction, cancellation, repayment, forfeiture or recoupment in accordance with any clawback policy adopted by the Company, including, but not limited to, the Company’s Policy for the Recovery of Erroneously Awarded Compensation, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion, and any clawback requirements imposed under applicable laws, rules and regulations, including Section 10D of the Exchange Act and any applicable rules or standards adopted by the Securities and Exchange Commission thereunder (including Rule 10D-1 under the Exchange Act) and any applicable rules or standards adopted by the Exchange pursuant to Rule 10D-1 under the Exchange Act (including Exchange Rule 5608).”

2. The last sentence of Section 7.4 of the Plan is hereby amended and restated in its entirety to provide as follows:

“The maximum number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, 667,500.”

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